UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2020

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

31 East 62nd Street New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $.0001 par value	SIGA	The Nasdaq Global Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2020, the Board of Directors (the “Board”) of SIGA Technologies, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, determined that it will nominate Jaymie Durnan to serve as a director at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”).

Mr. Durnan serves as the Deputy Assistant to the Director for Strategic Initiatives at the Massachusetts Institute of Technology Lincoln Laboratory, the nation’s premiere federally funded research, development and prototyping center, since September 2015. A member of the New York State Bar, he has served from approximately 1992 through 1999 as a Senior Vice President and Special Counsel at MacAndrews & Forbes Holding Inc. Mr. Durnan has also served as a Product Line Manager at BAE Systems; a Partner at Radius Capital Partners, a private investment firm; and, as the Managing Member of Woodbury Hill Partners, LLC, a strategic advisory firm counseling companies from startup to the Fortune 200.  His government service includes as a member of the Federal Senior Executive Service, where he served as the Special Assistant (Chief of Staff) to the Deputy Secretary of Defense and a Special Assistant to the Secretary and Deputy Secretary of Defense in the President George W. Bush administration. He also served as the Senior Advisor to the Chief Technology Officer and the Assistant Secretary of Defense for Research and Engineering in the Department of Defense from March 2009 to August 2013. A retired naval officer, he served as an aircraft carrier-based naval aviator; a strategic planner in the Office of the Secretary of Defense; an operations analyst on the staff of the Chief of Naval Operations; an Aide to the Chief of Naval Operations; a member of staff of the Chairman of the Joint Chiefs of Staff supporting arms control negotiations; and a Military Social Aide to the President of the United States. For his service, Mr. Durnan has received some of the highest Defense Department non-combat awards including, the Department of Defense Medal for Distinguished Public Service, and the Navy Distinguished Public Service Award presented by the Secretary of the Navy to a civilian for specific courageous or heroic acts or exceptionally outstanding service of substantial and long-term benefit to the Navy, Marine Corps or Department of the Navy. Mr. Durnan has served as a director or trustee for MacAndrews & Forbes Worldwide Corp.; Swift Prepaid Solutions; kSARIA Corp.; Orthozon Technologies; Defensewerx; Antioch New England University; and, Unity College. He is the Chairman of the Andrew W. Marshall Foundation.  He is a graduate of the United States Naval Academy, Georgetown University, and the Georgetown University School of Law.

On March 5, 2020, the Company and Jeffrey B. Kindler agreed that Mr. Kindler will not stand for re-election to the Board at the Company’s 2020 Annual Meeting. This agreement is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.  Mr. Kindler will continue to serve on the Board until his term expires at the conclusion of the 2020 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: March 6, 2020